Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

•	Delivered first-quarter production of 481,000 barrels of oil equivalent (Boe) per day and adjusted production of 398,000 Boe per day, which excludes Egypt noncontrolling interest, Egypt tax barrels and 1,100 Boe per day of divested volumes;

•	Returned to profitability with GAAP earnings of $213 million or $0.56 per diluted common share and adjusted earnings of $31 million or $0.08 per share;

•	Delivered capital costs and lease operating expenses (LOE) below plan and lowered LOE per Boe guidance for full-year 2017;

•	Closed on $466 million of noncore asset sales; and

•	Announcing delivery of first gas at Alpine High midstream, two months ahead of schedule. As a result, raising North American production guidance to 256,000 to 264,000 Boe per day for full-year 2017.

HOUSTON, May 4, 2017 – Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for the first quarter 2017.

Apache reported earnings of $213 million or $0.56 per diluted common share during the first quarter of 2017. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for these and certain additional items that impact the comparability of results, Apache’s first-quarter earnings totaled $31 million or $0.08 per share.

Net cash provided by operating activities was $455 million, compared to $239 million in the first quarter of 2016, and adjusted earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (adjusted EBITDAX) was $999 million, compared to $552 million in the first quarter of 2016. Apache ended the quarter with $1.5 billion of cash, up from $1.4 billion at the end of the fourth quarter of 2016.

John J. Christmann IV, Apache’s chief executive officer and president said, “During the first quarter, we delivered strong results and made notable progress toward our 2017 strategic objectives. Earlier this year, we outlined a plan to deliver returns-focused growth by budgeting conservatively,

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investing to sustain free cash flow internationally, and increasing investment in the Midland and Delaware basins. We are maintaining a razor-sharp focus on costs and well optimization and actively managing our portfolio.

“During the quarter, we continued ramping up activity in our core Midland Basin acreage and are beginning to see significant cost benefits associated with our development drilling in the area. We are looking forward to the growing contribution these assets will have in the quarters to come.

“At Alpine High, testing and delineation have continued with strong results that reinforce our confidence in this world-class resource play. In today’s financial and operational supplement, we included three new test wells, two of which delivered our highest 24-hour oil rates and highest oil cuts to date in the Woodford and the Barnett formations.

“We also made excellent progress on our midstream buildout and initiated production from the play two months ahead of schedule. This has enabled us to raise our North American production guidance to 256,000 to 264,000 Boe per day for the full-year, and, more importantly, gives us the facilities to transition to a more optimized program.

“Optimization activities in the Woodford, Barnett and Pennsylvanian source interval include well spacing and pattern tests, targeted wellbore placement, enhanced completion designs and, in some cases, longer laterals. Our enhanced completions will feature larger fracs with more stages, more fluid and higher sand concentrations. Following extensive, integrated analysis, we are also conducting an appraisal program in the Wolfcamp and Bone Spring parasequences. Information collected from this program, coupled with the extensive knowledge we have gained from our thorough evaluation of the source interval, will inform the buildout of a comprehensive, long-term, full-field development plan,” said Christmann.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

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Financial position and liquidity

Oil and gas capital investment was $646 million during the quarter, with 68 percent focused on the Permian Basin.

During the quarter, the company closed two noncore Permian acreage transactions for cash proceeds of $440 million. In addition, the company closed $26 million in further noncore divestments. Apache continues to evaluate its portfolio and assess opportunities to further streamline its asset base and redeploy capital into its primary growth areas in North America. At the end of the first quarter, Apache’s net debt position was just under $7 billion, a decrease of $200 million from the previous quarter.

First-quarter operational summary

During the first quarter, Apache operated an average of 30 rigs and drilled and completed 46 gross-operated wells worldwide. Highlights from Apache’s three principal areas include:

•	North America – Apache drilled and completed 25 gross-operated wells in North America during the first quarter and reported production of 252,000 Boe per day.

In the Permian Basin, Apache operated an average of 13 rigs and drilled and completed 22 gross-operated wells during the quarter, up from 17 wells drilled and completed in the fourth quarter. Production averaged 148,000 Boe per day.

•	Delaware Basin:

•	At Alpine High, the company averaged four rigs and announced three new test well results, two of which were shallow source rock tests and the other a successful azimuth test in the Woodford formation at the King Hidalgo pad in the Southern portion of the play.

•	The company also continued pad drilling in Pecos Bend with an average of two rigs.

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•	Midland Basin:

•	The company averaged six rigs during the quarter and drilled and completed nine gross-operated wells.

•	Activity targeted the Wolfcamp and Spraberry shale formations in the Wildfire, Azalea and Powell fields.

•	North Sea – Production in the North Sea averaged 58,000 Boe per day. Apache operated two platform rigs during the quarter, with one each at the Forties and Beryl fields. In addition, the company has two semi-submersible drilling rigs under rig sharing agreements and operated one during the quarter. The subsea tieback development at Callater progressed with drilling underway on the first production well and facilities installation. Callater remains on schedule to deliver first production in the third quarter of 2017.

•	Egypt – On a net basis and excluding minority interest and tax barrels, Egypt production was 88,000 Boe per day. Apache averaged 11 rigs and drilled and completed 18 wells during the quarter.

Further operational detail can be found in the First-Quarter 2017 Financial and Operational Supplement.

2017 outlook and plan update

Apache’s 2017 capital expenditures are tracking in line with its guidance of $3.1 billion. LOE is tracking below plan, and the company is reducing full-year 2017 LOE guidance range to $8.25 to $8.75 per Boe. Following strong production and drilling results year-to-date and the early startup of gas flows

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

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at Alpine High, the company updated its 2017 North American production guidance to 256,000 to 264,000 Boe per day. Further details can be found in the First-Quarter 2017 Financial and Operational Supplement.

“We have responded well to the challenges facing the industry over the last two years, successfully realigning our cost structure to ensure profitability at $50 oil, streamlining our asset base and significantly improving our capital efficiency, well performance and organic growth prospects. We are now well positioned to deliver returns-focused growth, with our first quarter results indicating solid progress toward our objectives,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its first-quarter 2017 results at 1 p.m. Central time, Thursday, May 4. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 48380128. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts.cfm.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the

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circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2016 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION ANNOUNCES FIRST-QUARTER 2017 FINANCIAL AND OPERATIONAL RESULTS

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Contacts

Investor:	(281) 302-2286	Gary Clark

Media:	(713) 296-7276	Castlen Kennedy

Website:	www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended March 31,
	2017	2016

REVENUES AND OTHER:
Oil revenues	$1,172	$822
Gas revenues	255	223
NGL revenues	85	42

Oil and gas production revenues	1,512	1,087
Other	25	(3)
Gain (loss) on divestiture	341	(1)

	1,878	1,083

OPERATING EXPENSES:
Lease operating expenses	336	378
Gathering and transportation	57	52
Taxes other than income	42	11
Exploration expense	92	95
General and administrative	103	93
Transaction, reorganization and separation	(10)	15
Depreciation, depletion and amortization:
Oil and gas property and equipment	538	636
Other assets	38	42
Asset retirement obligation accretion	36	38
Impairments	8	—
Financing costs, net	100	105

	1,340	1,465

INCOME (LOSS) BEFORE INCOME TAXES	538	(382)
Current income tax provision (benefit)	188	(10)
Deferred income tax provision (benefit)	83	(1)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	267	(371)
Net income attributable to noncontrolling interest	54	1

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$213	$(372)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.56	$(0.98)
Diluted	$0.56	$(0.98)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	380	378
Diluted	383	378

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31,	December 31,	March 31,	1Q17 to	1Q17 to
	2017	2016	2016	4Q16	1Q16

OIL VOLUME - Barrels per day
Permian	75,210	77,566	93,278	-3%	-19%
MidContinent/Gulf Coast Region	11,142	11,697	18,415	-5%	-39%
Gulf of Mexico	4,376	5,337	4,166	-18%	5%
Canada	11,655	12,338	14,463	-6%	-19%

North America	102,383	106,938	130,322	-4%	-21%

Egypt (1, 2)	101,718	99,557	98,259	2%	4%
North Sea	49,784	53,316	56,962	-7%	-13%

International (1)	151,502	152,873	155,221	-1%	-2%

Total (1)	253,885	259,811	285,543	-2%	-11%

NATURAL GAS VOLUME - Mcf per day
Permian	227,654	225,676	241,461	1%	-6%
MidContinent/Gulf Coast Region	123,501	132,141	154,972	-7%	-20%
Gulf of Mexico	15,769	14,415	13,328	9%	18%
Canada	215,617	223,810	266,438	-4%	-19%

North America	582,541	596,042	676,199	-2%	-14%

Egypt (1, 2)	407,194	356,637	397,598	14%	2%
North Sea	43,928	86,248	70,795	-49%	-38%

International (1)	451,122	442,885	468,393	2%	-4%

Total (1)	1,033,663	1,038,927	1,144,592	-1%	-10%

NGL VOLUME - Barrels per day
Permian	34,382	34,123	37,519	1%	-8%
MidContinent/Gulf Coast Region	13,185	14,373	17,810	-8%	-26%
Gulf of Mexico	432	509	371	-15%	16%
Canada	4,821	5,292	6,503	-9%	-26%

North America	52,820	54,297	62,203	-3%	-15%

Egypt (1, 2)	955	974	1,288	-2%	-26%
North Sea	1,172	2,139	1,409	-45%	-17%

International (1)	2,127	3,113	2,697	-32%	-21%

Total	54,947	57,410	64,900	-4%	-15%

BOE per day
Permian	147,534	149,302	171,041	-1%	-14%
MidContinent/Gulf Coast Region	44,910	48,093	62,053	-7%	-28%
Gulf of Mexico	7,437	8,249	6,759	-10%	10%
Canada	52,412	54,931	65,372	-5%	-20%

North America	252,293	260,575	305,225	-3%	-17%

Egypt (1, 2)	170,539	159,971	165,813	7%	3%
North Sea	58,278	69,830	70,170	-17%	-17%

International (1)	228,817	229,801	235,983	0%	-3%

Total (1)	481,110	490,376	541,208	-2%	-11%

Total excluding noncontrolling interests	424,259	436,857	486,019	-3%	-13%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	33,910	33,238	32,676
Gas (Mcf/d)	135,736	119,734	132,503
NGL (b/d)	318	325	429

(2) Egypt Gross Production - BOE per day	328,141	344,540	353,000	-5%	-7%

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31, 2017	December 31, 2016	March 31, 2016	1Q17 to 4Q16	1Q17 to 1Q16

OIL VOLUME - Barrels per day
Permian	74,766	77,018	92,441	-3%	-19%
MidContinent/Gulf Coast Region	11,142	11,697	18,415	-5%	-39%
Gulf of Mexico	4,376	5,337	4,166	-18%	5%
Canada	11,637	12,237	14,298	-5%	-19%

North America	101,921	106,289	129,320	-4%	-21%

Egypt	51,651	53,799	59,896	-4%	-14%
North Sea	49,784	53,316	56,962	-7%	-13%

International	101,435	107,115	116,858	-5%	-13%

Total	203,356	213,404	246,178	-5%	-17%

NATURAL GAS VOLUME - Mcf per day
Permian	225,663	221,604	237,941	2%	-5%
MidContinent/Gulf Coast Region	123,501	132,141	154,972	-7%	-20%
Gulf of Mexico	15,769	14,415	13,328	9%	18%
Canada	215,553	221,772	263,317	-3%	-18%

North America	580,486	589,932	669,558	-2%	-13%

Egypt	217,133	216,344	255,684	0%	-15%
North Sea	43,928	86,248	70,795	-49%	-38%

International	261,061	302,592	326,479	-14%	-20%

Total	841,547	892,524	996,037	-6%	-16%

NGL VOLUME - Barrels per day
Permian	34,073	33,088	36,770	3%	-7%
MidContinent/Gulf Coast Region	13,185	14,373	17,810	-8%	-26%
Gulf of Mexico	432	509	371	-15%	16%
Canada	4,805	5,083	6,320	-5%	-24%

North America	52,495	53,053	61,271	-1%	-14%

Egypt	511	588	859	-13%	-41%
North Sea	1,172	2,139	1,409	-45%	-17%

International	1,683	2,727	2,268	-38%	-26%

Total	54,178	55,780	63,539	-3%	-15%

BOE per day
Permian	146,448	147,040	168,868	0%	-13%
MidContinent/Gulf Coast Region	44,910	48,093	62,053	-7%	-28%
Gulf of Mexico	7,437	8,249	6,759	-10%	10%
Canada	52,368	54,282	64,504	-4%	-19%

North America	251,163	257,664	302,184	-3%	-17%

Egypt	88,351	90,445	103,369	-2%	-15%
North Sea	58,278	69,830	70,170	-17%	-17%

International	146,629	160,275	173,539	-9%	-16%

Total	397,792	417,939	475,723	-5%	-16%

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

AVERAGE OIL PRICE PER BARREL
Permian	$49.16	$45.80	$30.10
MidContinent/Gulf Coast Region	49.25	46.36	28.65
Gulf of Mexico	49.14	46.29	29.70
Canada	46.89	42.70	29.40
North America	48.51	45.48	29.73
Egypt	53.06	48.96	33.04
North Sea	52.89	48.36	33.50
International	53.00	48.76	33.21
Total	51.20	47.39	31.62

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.56	$2.70	$1.77
MidContinent/Gulf Coast Region	3.13	2.88	1.69
Gulf of Mexico	3.11	2.97	2.09
Canada	2.33	2.22	1.69
North America	2.48	2.52	1.67
Egypt	2.78	2.78	2.58
North Sea	5.85	5.42	4.24
International	3.07	3.29	2.83
Total	2.74	2.85	2.14

AVERAGE NGL PRICE PER BARREL
Permian	$16.53	$12.33	$6.70
MidContinent/Gulf Coast Region	14.94	9.14	6.37
Gulf of Mexico	21.78	15.51	8.88
Canada	17.03	13.24	5.58
North America	16.22	11.60	6.50
Egypt	40.05	32.61	26.92
North Sea	39.19	29.38	18.13
International	39.58	30.39	22.33
Total	17.13	12.62	7.16

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

SUMMARY EXPLORATION EXPENSE INFORMATION

(Unaudited)

(In millions)

	For the Quarter Ended March 31,
	2017	2016

Unproved leasehold impairments	$15	$42
Dry hole expense	52	29
Geological and geophysical expense	6	5
Exploration overhead and other	19	19

	$92	$95

SUMMARY CASH FLOW INFORMATION

(Unaudited)

(In millions)

	For the Quarter Ended March 31,
	2017	2016

Net cash provided by operating activities	$455	$239
Net cash used in investing activities	(93)	(555)
Net cash used in financing activities	(218)	(147)

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	March 31, 2017	December 31, 2016

Cash and cash equivalents	$1,521	$1,377
Other current assets	1,905	1,864
Property and equipment, net	18,780	18,867
Other assets	404	411

Total assets	$22,610	$22,519

Current liabilities	$1,898	$1,843
Long-term debt	8,327	8,544
Deferred credits and other noncurrent liabilities	4,562	4,453
Apache shareholders’ equity	6,385	6,238
Noncontrolling interest	1,438	1,441

Total Liabilities and shareholders’ equity	$22,610	$22,519

Common shares outstanding at end of period	380	379

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Net cash provided by operating activities	$455	$819	$239

Adjustments:

Exploration expense other than dry hole expense and unproved leasehold impairments	25	33	24
Current income tax provision (benefit)	188	107	(10)
Other adjustments to reconcile net loss to net cash provided by operating activities	(34)	(38)	(55)
Changes in operating assets and liabilities	275	(152)	232
Financing costs, net	100	106	105
Transaction, reorganization & separation costs	(10)	3	15
Contract termination charges	—	—	2

Adjusted EBITDAX (Non-GAAP)	$999	$878	$552

Reconciliation of income (loss) attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended March 31, 2017				For the Quarter Ended March 31, 2016
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS

Income (loss) attributable to common stock (GAAP)	$484	$(271)	$213	0.56	$(383)	$11	$(372)	(0.98)

Adjustments: *
Valuation allowance and other tax adjustments	—	31	31	0.08	—	17	17	0.04
Asset impairments	23	(8)	15	0.04	42	(13)	29	0.07
Transaction, reorganization & separation costs	(10)	3	(7)	(0.02)	15	(5)	10	0.03
Contract termination charges	—	—	—	—	2	(1)	1	0.01
Loss on extinguishment of debt	1	—	1	—	—	—	—	—
(Gain) / loss on divestitures	(341)	119	(222)	(0.58)	1	—	1	—

Adjusted earnings (Non-GAAP)	$157	$(126)	$31	0.08	$(323)	$9	$(314)	(0.83)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Current debt	$150	$—	$1	$1
Long-term debt	8,327	8,544	8,721	8,719

Total debt	8,477	8,544	8,722	8,720

Cash and cash equivalents	1,521	1,377	1,230	1,201

Net debt	$6,956	$7,167	$7,492	$7,519

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended March 31,
	2017	2016

Costs incurred in oil and gas property:
Acquisitions
Unproved	$49	$19
Exploration and development	513	476

	562	495

GTP capital investments:
GTP facilities	142	—

Total Costs incurred and GTP capital investments	$704	$495

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions	$(15)	$(1)
Asset retirement obligations settled	13	15
Exploration expense other than dry hole expense and unproved leasehold impairments	(25)	(24)
Less noncontrolling interest	(31)	(57)

Total Oil and gas capital investment	$646	$428